THE SECURITIES REPRESENTED BY THIS NOTE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. &NBSP;THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

SUBORDINATED CONVERTIBLE PROMISSORY NOTE

$2,000,000May__, 2019

For value received BEYOND COMMERCE, INC., a Nevada corporation (the “Company”), promises to pay to the order of THE INDIVIDUALS set forth on Exhibit A to the Note or their assigns (the “Holder”) the principal sum of $2,000,000, plus simple interest thereon, which shall accrue at the annual rate of eight percent (8%) (the “Interest Rate”) on the principal sum from time to time outstanding until paid in full or converted to shares in the Company in accordance with the terms, conditions and provisions hereinafter set forth in this Subordinated Convertible Promissory Note (as the same may hereafter be amended, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time, the  “Note”). The Note is subordinated to any senior financing of the Company and is issued pursuant to the terms of that certain Membership Units Purchase Agreement (as the same may hereafter be amended, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time, the “MUPA”) made concurrent with date of the Note. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the MUPA.

1.Application of Payments.  Unless the Holder converts the principal and accrued interest to shares of the Company as set forth in Section 3 below, all payments shall be made in lawful money of the United States of America and without set-off, deduction, demand or notice at the address of Holder specified herein until receipt by the Company of written notice from Holder specifying a different address. All payments shall be applied as follows: first, to any costs and expenses (including reasonable attorneys’ fees) incurred by or on behalf of Holder in connection with the collection of amounts owing pursuant to this Note; second, to accrued and unpaid monthly interest; third to principal.

2.Payments. The Company shall begin paying installments of principal and interest in the amounts set forth on the Payment Schedule attached hereto and incorporated by reference on a date that is Six (6) months after the date of this Note (“Note Date”) until paid in full on the Maturity Date subject to the reduction in principal as a result of the conversion to shares of the Company of any or all of the principal and interest due pursuant to this Note as set forth in Section 3 below.

3. Conversion. Holder shall have the option upon written notice to the Company to elect to convert all or a portion of the principal and accrued interest of this Note every quarter after the Note Date at a Ten (10%) discount to the market based on a 10-day trailing average of the share price or continue as the Holder of this Note.

4.Maturity Date. Unless the Holder shall have converted all of the principal and accrued interest of this Note to the shares of the Company as provided for in Section 3 above, the Company shall pay to Holder the entire outstanding principal balance under this Note and all unpaid interest accrued thereon on or before May __, 2021 (“Maturity Date”); provided however, that the Maturity Date may be extended, at the written request of the Company and by the written consent of Holder.

5.Prepayment. Subject to the provisions of Section 3, this Note may be prepaid at any time without premium or penalty.

6.Conversion Procedure. Before the Holder shall be entitled to convert this Note into shares of the common stock of the Company pursuant to Section 3 above, Holder shall give written notice to the Company of his election to convert the Note as set forth herein and the Holder shall provide the name or names to the Company that the certificate for shares shall be issued. Upon the election by the Holder to convert the Note to shares of the Company’s common stock, the Holder shall surrender this Note to the principal office of the Company. In the event the Holder elects to convert only a portion of the principal and interest pursuant Section 3 above, a new amended Note will be issued reflecting the new unpaid balance. The conversion shall be deemed to have occurred immediately upon the surrender of the Note and the Company shall then issue the shares converted as set forth in Section 3. Upon the conversion of all of the principal and interest due under this Note to the shares of the common stock of the Company, the Company shall be released from all of its obligations and liabilities under this Note.

7.Security. This Note is secured by that certain Security Agreement of even date herewith executed by the Company in favor of the Holder.

8.Default.  Any one of the following shall constitute an “Event of Default” under this Note:

(a)The Company shall fail to make any payment due hereunder within Thirty (30) days of the date due or on the Maturity Date;

(b)The Company shall default in its performance of any covenant or obligation under the MUPA, this Note or the Security Agreement and such default shall continue beyond Thirty (30) days;

(c)The Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

(d)An involuntary petition is filed against the Company (unless such petition is dismissed or discharged within 60 days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company.

9.Remedies.  Following the occurrence of an Event of Default that continues for Thirty (30) days after delivery by the Holder of written notice to the Company (provided that notice and cure period shall be applicable in the case of an Event of Default under Section 8(a), or 8(b) above), the Holder shall have the right to accelerate the Note, and to declare all principal and accrued and unpaid interest immediately due and payable.  Following an uncured Event of Default, interest shall accrue on all amounts due hereunder at the Default Rate until paid in full or such Event of Default is cured. The Holder shall have and may exercise any and all rights and remedies available hereunder, the Security Agreement, at law and in equity. The acceptance of any installment or payment after the occurrence of an Event of Default or event giving rise to the right of acceleration provided for herein shall not constitute a waiver of such right of acceleration with respect to such Event of Default or event or any subsequent Event of Default.  The remedies as provided herein shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of the Holder.  A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

10.Reservation of Stock Issuable upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of common stock, a sufficient number of shares of its common stock to effectuate the conversion of this Note as provided for herein.

11.Waiver.  The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

12.Governing Law.  This Note shall be governed by and construed under the laws of the State of Delaware, made and to be performed entirely within the State of Delaware, without giving effect to conflicts of laws principles.

13. Modification; Waiver. Any term of this Note may be amended or waived only upon the written consent of the Company and the Holder.

14.Notices.  Any notice, demand, or communication required or permitted to be given by any provision of this Note shall be deemed to have been sufficiently given or served if sent by facsimile or electronic mail transmission, delivered by messenger, overnight courier, or mailed, certified first class mail, postage prepaid, return receipt requested, and addressed or sent to the party’s address, as set forth below, as amended pursuant to this provision.

If to the Company: BEYOND COMMERCE, INC.

Attn: Geordan Pursglove

940 Sweetwater Lane #___

Boca Raton, FL 33431

With a copy to:John McMillan, Esq.

3330 Poseidon Way

Indialantic, FL 32903

If to the Holder:Christian Schine

208 Bayberry Lane,

Westport, CT 06880

Such notice shall be effective, (a) if delivered by messenger or by overnight courier, upon actual receipt (or if the date of actual receipt is not a business day, upon the next business day); or (b) if mailed, upon the date of delivery as shown by return receipt therefor. Any party may change its address by giving notice in writing to the other party of its new address pursuant to this provision. Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

15.Entire Agreement.  This Note contains the entire agreement between the parties with respect to the subject matter hereof and thereof.

16.Assignment. This Note may not be transferred without the prior written consent of the Company which may be given or withheld in its sole discretion.

17.Collection Costs.  The Company agrees to pay all reasonable collection costs, including but not limited to, all reasonable attorneys' fees and expenses of every kind, incurred by the Holder in connection with such collection or for the protection or enforcement of this Note, whether or not any lawsuit is filed with respect thereto.

BEYOND COMMERCE, INC., a Nevada corporation

By: ___________________________

Geordan Pursglove, its CEO